EXHIBIT 10.1

Separation and Release of Claims Agreement

This Separation and Release of Claims Agreement (this “Agreement”) is entered into by and between 374WATER INC., a Delaware corporation (the “Company”) and PETER MANDEL (the “Executive”) (together, the “Parties”).

WHEREAS, the Parties previously entered into an Employment Agreement dated August 19, 2024 (the “Employment Agreement”) pursuant to which the Company agreed to employ the Executive as the Company’s General Counsel, and the Executive accepted such employment;

WHEREAS, with effect as of October 8, 2025 (the “Separation Date”), the Executive stepped down as the Company’s General Counsel and the Company and the Executive desire to enter into this Agreement to document the terms and conditions of the Executive’s separation from employment, effective as of October 8, 2025; and WHEREAS, effective as of the Separation Date and except as expressly set forth herein with respect to certain restrictive covenants and commitments to the Company, this Agreement will supersede the Employment Agreement in its entirety and the Employment Agreement shall be of no further force or effect.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the Parties agree as follows:

1. Final Compensation. The Company has paid the Executive all earned but unpaid Base Salary (as defined in the Employment Agreement) through the Separation Date, subject to any required withholdings and deductions. Except as otherwise expressly set forth herein, this was the only compensation the Executive shall be entitled to receive following the Separation Date.

2. Resignations. With effect as of the Separation Date, and in accordance with Section 8(a) of the Employment Agreement, Executive automatically resigned from all Company-related positions, including as a member of the Company’s Board of Directors. Executive will execute any documentation necessary, as determined in the Company’s discretion, to effect such resignations.

3. Acknowledgment of Cessation of Employment. The Executive acknowledges that his employment with the Company concluded on the Separation Date. The Executive’s entitlement to separation benefits under this Agreement is contingent upon the execution and non-revocation of this Agreement and continued compliance with the terms hereof

4. Consulting Arrangement. The Executive and the Company desire to enter into a consulting agreement (the “Consulting Agreement”) that will govern Executive’s continued service to the Company, in the form of transition support, from and following the Separation Date for a pre-specified period of time (the “Consulting Period”). Any such Consulting Agreement will be separate from, and in addition to, this Agreement.

5. Return of Property. The Executive must return all property of the Company, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other property of the Company in the Executive’s possession, except, in each case, for property of the Company the Executive and the Company jointly expect Executive to use to satisfy duties under the anticipated Consulting Agreement.

6. Executive Representations. The Executive specifically represents, warrants, and confirms that the Executive:

(a) has not filed any claims, complaints, or actions of any kind against the Company with any court of law, or local, state, or federal government or agency;

(b) has not made any claims or allegations to the Company related to sexual harassment or sexual abuse, and that none of the payments set forth in this Agreement are related to sexual harassment or sexual abuse;

(c) has received all salary, wages, commissions, bonuses, and other compensation which was due and payable to the Executive prior to the date hereof;

(d) has not sustained a work-related injury or occupational disease while in the employ of the Company; and

(e) has not engaged in and is not aware of any conduct that could be unlawful, other than matters brought to the attention of the Company’s officers or directors, relating to the business of the Company.

7. Accrued Amounts. As of the date of termination of employment, regardless of the reason for such termination, the Company will provide the Executive with the following amounts: (a) the portion of the Base Salary, as applicable, earned through the Separation Date, but not yet paid to the Executive and (b) any vested amount accrued and arising from the Executive’s participation in the Company’s tax-qualified retirement plans, which amounts shall be payable in accordance with the terms and conditions of such plans.

8. Separation Benefits. As consideration for the Executive’s execution of, non- revocation of, and compliance with the Executive’s waiver and release of claims in Section 9 of this Agreement, the Company agrees to provide the following benefits to the Executive:

(a) the sum of the following payments and benefits:

(i) an amount equal to $150,000, which is equal to six (6) months of the Executive’s annual Base Salary, which will be paid in substantially equal installments over the six (6) month period following the Release Effective Date (as defined below) in accordance with the Company’s ordinary course payroll practices;

(ii) an amount equal to $3,454.08, which represents the applicable monthly COBRA (as defined below) charges for continuation of medical, health, and vision insurances on a post-employment basis for six (6) months, which will be paid in substantially equal installments over the six (6) month period following the Release Effective Date in accordance with the Company’s ordinary course payroll practices;

2

(iii) a pro-rated annual bonus for the 2025 fiscal year equal to the Annual Bonus that Executive would have received based on actual performance for such fiscal year if Executive had remained in the employ of the Company, prorated based on the number of days Executive was an employee of the Company during the applicable performance period and paid based on actual performance achieved under such program at the same time annual bonuses are paid by the Company to other executives of the Company; provided, that any performance conditions determined for purposes of this payment will be determined consistently with the previously-approved performance metrics under the Company’s 2025 annual bonus program and Executive’s target payout will be no less than the average target payout earned by other active employee participants under the program, and provided, further, that the Executive shall receive payment of the annual bonus at substantially the same time as other active employee participants, but in any event no later than March 30, 2026; and, finally, provided, that to the extent no annual bonus determination is made with respect to active employee participants by March 30, 2026, the Company and Executive agree and acknowledge that Executive’s pro-rated annual bonus will be $80,000;

(iv) the portion of any outstanding unvested equity-based awards subject solely to time-based vesting as of the Separation Date (such awards, the “Unvested Time-Based Awards”) that would have vested had Executive remained employed by the Company through the first anniversary of the conclusion of the Consulting Period will vest on the last day of the Consulting Period, subject to (A) the Release Effective Date occurring and (B) Executive’s continued service to the Company through the Consulting Period, and will be settled (as applicable) in accordance with the award agreements governing their grant; provided, however, that if the Consulting Agreement is not effective by October 20, 2025 solely the portion of the Unvested Time-Based Awards that would have vested had Executive remained employed by the Company through the first anniversary of the Separation Date will vest on the Release Effective Date; and

(v) any outstanding unvested equity-based awards subject to performance-based vesting conditions as of the Separation Date shall be forfeited as of the Release Effective Date, and cancelled as of the Separation Date; and

(vi) notwithstanding anything to the contrary in the applicable equity plan documents or award agreements, the post-termination exercise period for any vested stock option awards held by Executive as of the Separation Date (including any options that vest pursuant to Section 8(a)(iv) of this Agreement) shall be extended through the first anniversary of the conclusion of the Consulting Period, subject to (A) the Release Effective Date occurring and (B) Executive’s continued service to the Company through the Consulting Period; provided, however, that if the Consulting Agreement is not effective by October 20, 2025 the post-termination exercise period for any vested stock option awards held by Executive as of the Separation Date shall only be extended through the first anniversary of the Separation Date; provided, further, that in no event shall the post-termination exercise period for any stock option exceed the original expiration date of such stock option.

3

(b) The Executive’s ability to participate in the medical, health, and vision insurance plans is dependent upon Executive electing continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) within the time period provided by the Company following the Separation Date and timely making premium payments thereunder.

(c) The Executive and the Company agree that these benefits are being provided to the Executive in satisfaction of, and not in addition to, amounts that the Executive may have had the opportunity to receive pursuant to the Employment Agreement (subject to the conditions thereof). Any payment under this Agreement will be made less all applicable federal, state and local tax withholdings and deductions.

9. Releases. In exchange for the consideration provided in this Agreement, the Executive and the Executive’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Company, including the Company’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, shareholders, trustees, partners, and other affiliates, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of action, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, that Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to the Executive’s hire, benefits, employment, termination, or separation from employment with the Company by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Executive’s execution of this Agreement (collectively, “Released Claims”), including, but not limited to:

(a) any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Executive Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the Sarbanes-Oxley Act, Dodd-Frank Wall Street Reform and Consumer Protection Act, the False Claims Act, the Occupational Safety and Health Act, the North Carolina Employment Practices Act, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

(b) any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;

4

(c) any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, claims regarding fraud or misrepresentation in the making of any express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and

(d) any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.

(e) The Executive understands, covenants, and agrees that the Executive and the Releasors irrevocably and unconditionally release and forever discharge the Released Parties from any and all Released Claims related to the Executive’s employment with Company arising under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seg. (the “ADEA”), including the Older Workers Benefit Protection Act, 29 U.S.C. § 626(f).

(i) The Executive has been given a period of at least twenty-one (21) days in which to consider this Agreement, including Section 9(e) hereof.

(ii) The Executive has a period of seven (7) days after the day the Executive signs this Agreement to revoke this Agreement. To revoke this Agreement, the Executive must deliver written notice of revocation by email to the Legal Department at lega1@374water.com or to the then-serving Chief Human Resources Officer of the Company at such officer’s official company email address (the Company may designate a different email address by written notice to the Executive). A revocation is effective only if the email is received by the Company no later than 11:59 p.m. Eastern Time on the seventh (7th) day after the day the Executive signs this Agreement. For purposes of this Agreement, the “Release Effective Date” means the eighth (8th) calendar day after the date the Executive signs this Agreement, provided the Executive has not timely revoked this Agreement in accordance with this subsection (e)(ii). This Agreement will become effective on the Release Effective Date.

(iii) The Executive understands the terms of this Agreement and acknowledge that the Executive’s release and waiver of claims in this Agreement is knowing and voluntary.

(iv) The Executive’s release and waiver of rights or claims under the ADEA in this Agreement is being made in exchange for consideration in addition to anything of value to which the Executive was already entitled.

Nothing in this Agreement shall limit or restrict the Executive’s right under the ADEA to challenge the validity of the Executive’s ADEA release in a court of law. However, the Executive understands that the waiver and release contained in this Section 9(e) still applies to the Executive’s claims under the ADEA and that the Executive has waived all claims under the ADEA as part of this Agreement. The Executive further understands that in any suit brought under the ADEA, the Executive would not be entitled to any damages or other relief unless the waiver in this Section 9(e) is deemed to be invalid.

5

However, notwithstanding anything herein to the contrary, this general release and waiver of claims excludes, and the Executive does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission or other similar federal or state administrative agencies, although the Executive waives any right to monetary relief related to any filed charge or administrative complaint; (B) claims that cannot be waived by law, such as claims for any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements; (C) any right under this Agreement; (D) any right relating to directors’ and officers’ liability insurance coverage or any right of indemnification or exculpation under the Company’s or its affiliates’ organizational documents, the Indemnification Agreement (as defined in the Employment Agreement), or otherwise; or (E) any right as an equity holder in the Company or its affiliates.

The Executive has read this Agreement in its entirety and understands all of its terms. By this Agreement, the Executive has been advised in writing to consult with an attorney of the Executive’s choosing and has consulted with such counsel as the Executive believed was necessary before signing this Agreement. The Executive knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it. The Executive is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Executive is otherwise entitled.

10. Post-Termination Obligations and Restrictive Covenants.

(a) The Executive acknowledges, affirms, and agrees to comply in all respects with the Executive’s post-termination obligations under the Employment Agreement and the Employee Confidentiality, Invention Assignment and Certain Covenants Agreement referenced in Section 12 therein (the “Confidentiality Agreement”). The Executive’s obligations under the Confidentiality Agreement shall remain in effect following the Separation Date and shall continue for the duration specified therein.

(b) Notwithstanding anything to the contrary in this Agreement, the Indemnification Agreement (as defined in the Employment Agreement) shall remain in full force and effect following the Separation Date in accordance with its terms, and the Company’s indemnification obligations to Executive under the Company’s Certificate of Incorporation and Bylaws shall survive the Separation Date and continue in accordance with their terms. For the avoidance of doubt, nothing in this Agreement shall limit, waive, or otherwise affect Executive’s rights to indemnification, advancement of expenses, or coverage under any directors’ and officers’ liability insurance policy maintained by the Company or its affiliates.

6

11. Permitted Actions. Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit the Executive from exercising rights under applicable law (including without limitation the National Labor Relations Act) or from making reports of possible violations of law or regulation to, filing a charge with, or communicating with or responding to inquiries from the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization, or any other federal, state or governmental agency, commission or entity, in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act, Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of applicable law. Any such reporting shall not require notification to or prior approval by the Company. For the avoidance of doubt, this Agreement does not in any way restrict or impede the Executive from providing truthful testimony or responding truthfully to any question, inquiry, or request for information in connection with any investigation, subpoena, or other legal process, or otherwise in accordance with law. The foregoing shall not, however, authorize the disclosure of communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice, or that are protected by the attorney work product doctrine or similar privilege. Additionally, nothing contained in this Agreement is intended to prohibit or restrict the Executive in any way from exercising rights under the Defend Trade Secrets Act of 2016, which provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (a) in confidence to federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such a filing is made under seal.

12. Mutual Non-disparagement.

(a) Subject to Section 11 above, the Executive agrees he will not at any time, directly or indirectly, in any forum or in any manner (including, but not limited to, orally, in writing, or electronically whether for attribution or anonymously) to any third party (including, but not limited to, any former, current or prospective employee, client, investor, vendor, or other counterparty) make, or cause to be made, any statement, or express any observation or opinion disparaging or otherwise portraying in a negative light the business, reputation, character, honesty, integrity, morality, or business acumen or abilities of the Company or any of the Released Parties.

(b) The Company agrees that it shall not make any official pronouncements or press releases, and the Company agrees that it shall instruct its officers and directors to not, directly or indirectly, in any forum or in any manner (including, but not limited to, orally, in writing, or electronically whether for attribution or anonymously) to any third party (including, but not limited to, any former, current or prospective employee, client, investor, vendor, Released Party, or other counterparty) make, or cause to be made, any statement, or express any observation or opinion disparaging or otherwise portraying in a negative light the business, reputation, character, honesty, integrity, morality, or business acumen or abilities of the Executive, except to the extent required by law.

7

13. Remedies.

(a) In the event of a breach by the Executive of any of the provisions of this Agreement (including any provisions that remain in effect under the Employment Agreement or the Confidentiality Agreement), the Executive hereby consents and agrees that the Company shall be entitled to seek and obtain, in addition to other available remedies, a temporary, preliminary, and permanent injunction or other equitable relief against such breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief. If the Executive fails to comply with any of the terms of this Agreement or post-employment obligations, the Company may, in addition to any other remedies it may have, terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it.

(b) In the event of a breach by the Company of any of the provisions of this Agreement (including any provisions that remain in effect under the Employment Agreement, Indemnification Agreement, and the Company’s Certificate of Incorporation and Bylaws), the Company hereby consents and agrees that the Executive shall be entitled to seek and obtain, in addition to other available remedies, a temporary, preliminary, and permanent injunction or other equitable relief against such breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief.

14. Successors and Assigns. For the avoidance of doubt, the Parties agree that in the event of the Executive’s death prior to payment of all compensation and benefits due to the Executive under this Agreement, any remaining compensation and benefits shall be paid to the Executive’s estate.

15. Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement and the Executive’s employment by the Company, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of the State of California without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Any action or proceeding by either of the Parties relating to or arising out of this Agreement shall be brought and pursued only in any state or federal court in California. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.

16. Entire Agreement. Unless specifically provided herein, this Agreement contains all the understandings and representations between the Company and the Executive relating to the Executive’s separation from employment and severance and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter.

17. Modification and Waiver. No provision of this Agreement may be amended or modified by the Parties unless the amendment or modification is agreed to in writing and signed by the Executive and by the Company. No waiver by either of the Parties of any breach by the other party of any condition or provision of this Agreement to be performed by the other of the Parties shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

8

18. Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

19. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

20. Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

21. No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Company or the Executive of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation.

22. Notices. All notices under this Agreement must be given in writing as described herein.

23. Attorneys’ Fees and Costs. Each of the Parties shall bear its own attorneys’ fees and costs incurred in connection with the negotiation, drafting, execution, and enforcement of this Agreement, and neither of the Parties shall be entitled to recover such fees or costs from the other.

24. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A. Notwithstanding anything in this Agreement or any other agreement to the contrary, if the Executive is deemed by the Company at the time of the Executive’s separation from service to be a “specified employee” for purposes of Section 409A, any payment of compensation or benefits to which the Executive is entitled under this Agreement or any other arrangement that is considered nonqualified deferred compensation under Section 409A payable as a result of the Executive’s separation from service shall be delayed to the extent required in order to avoid adverse tax consequences under Section 409A until the earlier of (i) the expiration of the six-month period measured from the date of the Executive’s separation from service with the Company or (ii) the date of the Executive’s death. Upon the first business day following the expiration of the applicable period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to the Executive (or the Executive’s estate or beneficiaries), and any remaining payments due to the Executive under this Agreement or any arrangement shall be paid as otherwise provided herein or therein.

25. Acknowledgment of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT THE EXECUTIVE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE COMPANY FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW, IN ACCORDANCE WITH THE TERMS HEREIN.

***Signature page to follow ***

9

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date reflected below.

374WATER INC.

By:	/s/ Stephen Jones
Name:	Stephen Jones
Title:	Interim CEO
Date:	10/20/2025

Peter Mandel

Signature:	/s/ Peter Mandel	Date:	10/20/2025